EXHIBIT 10a

430 East 29 Street New York, New York 10016

Citibank, N.A., as Administrative Agent
388 Greenwich Street
New York, New York 10013
Attention: Richard Rivera

May 31, 2019

Ladies and Gentlemen:

Re: Extension of Maturity Date

Reference is made to the Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of September 29, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement") among Bristol-Myers Squibb Company, a Delaware corporation (the "Company"), the Borrowing Subsidiaries, the lenders parties thereto (the "Lenders"), certain Agents, Citibank, N.A., as an Administrative Agent, and JPMorgan Chase Bank, N.A., as an Administrative Agent. Capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Pursuant to Section 2.5 of the Credit Agreement, the Company hereby requests that the Lenders extend the Maturity Date in effect on the date hereof (i.e., September 30, 2022) such that the extended Maturity Date under the Credit Agreement will be September 29, 2023. This letter shall constitute an "Extension Letter" as referred to in Section 2.5 of the Credit Agreement.

Very truly yours,

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Jeffrey Galik
Name: Jeffrey Galik
Title: Senior Vice President and Treasurer